U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut	06807
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-225603
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) of Chicken Soup for the Soul Entertainment, Inc. (the “Company”). The description of the Series A Preferred Stock is contained under the heading “Description of Series A Preferred Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (“Registration Statement”), initially filed with the Securities and Exchange Commission on June 13, 2018, as amended from time to time (File No. 333-225603), and is incorporated herein by reference.

Item 2.	Index to Exhibits.

Exhibit No. Description

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference in the Registration Statement as indicated therein from Exhibit 2.1 of the Company’s offering statement on Form 1-A, initially filed with the SEC on June 1, 2017 (“2017 Offering Statement”)).

3.2	By-laws (incorporated by reference in the Registration Statement as indicated therein from Exhibit 2.2 of the 2017 Offering Statement).

3.3	Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (as filed as Exhibit 3.3 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

Date: June 25, 2018	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chairman and Chief Executive Officer

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